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                                                               EXHIBIT 21.1



               Subsidiary                        State of Incorporation

 Universal Outdoor, Inc.                         Illinois

 Universal Outdoor China, Inc.                   Delaware
 Universal Outdoor Management Corp.              Delaware

 Universal Outdoor (NY III) Adv. Acq.            Delaware
 Corp.

 Universal Outdoor (NY II) Advertising           Delaware
 Acquisition Corp.

 Universal Outdoor (NY) Advertising              Delaware
 Acquisition Corp.

 Revere Holding Corp.                            Delaware

 Southeast Vista Holding Co.                     Delaware

 Quantum Structures & Designs, Inc.              Illinois

 Visual Consultants, Inc.                        Tennessee

 Tanner Acquisition Corp.                        Delaware

 Penn Advertising of Baltimore, Inc.             Delaware

 Matthew Acquisition Corp.                       Delaware

 Transportation Media, Inc.                       Illinois

 Revere Acquisition Corp.                         Delaware

 HCA, Inc.                                        Illinois

 Visual Outdoor Advertising Inc.                  Tennessee

 Revere Billboard, Inc.                           Delaware

 Revere National Corp.                            Delaware

 Mall Media Acquisition Corp.                     Delaware

 Superior Outdoor Structures, Inc.                Illinois

 Revere National Corp. of Wilmington              Delaware

 Revere National Corp. of Philadelphia            Delaware

 Revere National Corp. of Pennsylvania            Delaware